Exhibit 99.1

Alcoa Corporation Reports First Quarter 2025 Results

PITTSBURGH--(BUSINESS WIRE)--April 16, 2025--Alcoa Corporation (NYSE: AA; ASX: AAI) today reported results for the first quarter 2025, a period that included sequential increases in Net income, Adjusted net income and Adjusted EBITDA excluding special items and the announced joint venture to support the San Ciprián (Spain) operations.

Financial Results and Highlights

M, except per share amounts	1Q25	4Q24	1Q24
Revenue	$3,369	$3,486	$2,599
Net income (loss) attributable to Alcoa Corporation	$548	$202	$(252)
Income (loss) per share attributable to Alcoa Corporation common shareholders	$2.07	$0.76	$(1.41)
Adjusted net income (loss)	$568	$276	$(145)
Adjusted income (loss) per common share	$2.15	$1.04	$(0.81)
Adjusted EBITDA excluding special items	$855	$677	$132

•
Net income increased 171 percent sequentially to $548 million, or $2.07 per common share
•
Adjusted net income increased 106 percent sequentially to $568 million, or $2.15 per common share
•
Adjusted EBITDA excluding special items increased to $855 million, a 26 percent increase sequentially
•
Managed Alcoa’s exposure to newly enacted tariffs through engagement with global policy makers and customers
•
Entered into a joint venture with IGNIS Equity Holdings, SL to support the continued operation of the San Ciprián complex
•
Repositioned debt with $1 billion issuance in Australia and $890 million tender of existing debt
•
Finished the first quarter 2025 with cash of $1.2 billion

“During the first quarter, we maintained our pace of delivering on key operational and capital allocation objectives, including forming the joint venture to support our San Ciprián operations and repositioning debt in Australia,” said Alcoa President and CEO William F. Oplinger. “A positive aluminum market led to stronger results for the first quarter, while we continued to focus on safety, stability, and operational excellence amidst economic uncertainty.”

First Quarter 2025 Results

•
Production: Alumina production decreased 1 percent sequentially to 2.35 million metric tons. In the Aluminum segment, production decreased 1 percent sequentially to 564,000 metric tons primarily due to two fewer days in the period, partially offset by continued progress on the Alumar, Brazil smelter restart.
•
Shipments: In the Alumina segment, third-party shipments of alumina decreased 8 percent sequentially primarily due to timing of shipments and decreased trading. In Aluminum, total shipments decreased 5 percent sequentially primarily due to the absence of Ma’aden offtake volumes and timing of shipments.
•
Revenue: The Company’s total third-party revenue of $3.4 billion decreased 3 percent sequentially. In the Alumina segment, third-party revenue decreased 8 percent on lower shipments, unfavorable currency impacts, and a decrease in average realized third-party price, partially offset by higher volumes and price from bauxite offtake and supply agreements. In the Aluminum segment, third-party revenue was flat on an increase in average realized third-party price, partially offset by lower shipments after strong fourth quarter 2024 results.
•
Net income attributable to Alcoa Corporation was $548 million, or $2.07 per common share. Sequentially, the results reflect increased aluminum prices, a net benefit from lower alumina prices, and higher volumes and price from bauxite offtake and supply agreements, partially offset by lower shipments and tariff costs on imported aluminum. Additionally, the results reflect the non-recurrence of a restructuring charge of $82 million related to the Kwinana refinery curtailment and unfavorable currency impacts of $51 million in the fourth quarter 2024.

In the first quarter 2025, Alcoa incurred approximately $20 million of tariff costs on imports of aluminum from Canada as the 25 percent tariff under U.S. Section 232 became effective on March 12, 2025.

•
Adjusted net income was $568 million, or $2.15 per common share, excluding the impact from net special items of $20 million. Notable special items include $12 million of debt settlement expenses.
•
Adjusted EBITDA excluding special items was $855 million, a sequential increase of $178 million primarily due to higher aluminum prices, a net benefit from lower alumina prices, and higher volumes and price from bauxite offtake and supply agreements, partially offset by lower shipments and tariff costs on imported aluminum.

Production costs in the Alumina segment decreased primarily due to the non-recurrence of a charge to write down certain inventories to their net realizable value in the fourth quarter 2024. Production costs in the Aluminum segment increased primarily due to the non-recurrence of the full year 2023 and 2024 benefit of $30 million related to Section 45X of the Inflation Reduction Act recorded in the fourth quarter 2024.

•
Cash: Alcoa ended the quarter with a cash balance of $1.2 billion. Cash provided from operations was $75 million. Cash provided from financing activities was $77 million primarily related to the repositioning of debt. Cash used for investing activities was $108 million primarily due to capital expenditures of $93 million.
•
Working capital: For the first quarter, Receivables from customers of $1.2 billion, Inventories of $2.2 billion and Accounts payable, trade of $1.6 billion comprised DWC working capital. Alcoa reported 47 days working capital, a sequential increase of 13 days. Inventory days increased due to higher raw materials prices and volumes mainly in the Alumina segment and timing of aluminum shipments. Additionally, accounts payable days decreased on lower alumina trading.

Key Actions

•
Tariffs: Throughout the first quarter 2025, Alcoa actively engaged with administrations, governments, and policy makers in the U.S. and globally regarding the impact of tariffs on trade flows and the importance of primary aluminum to the U.S. economy through the deeply integrated aluminum supply chain. Additionally, the Company engaged with customers, suppliers and logistics companies to avoid supply disruption.
•
Debt repositioning: On March 17, 2025, the Company completed an offering of $500 million aggregate principal amount of 6.125 percent senior notes due in 2030 and an offering of $500 million aggregate principal amount of 6.375 percent senior notes due in 2032. The notes were issued by a wholly-owned subsidiary, Alumina Pty Ltd, incorporated in Australia. Net proceeds of $985 million from the issuances were primarily used to settle $609 million aggregate principal amount tendered and accepted for purchase of outstanding 5.500 percent senior notes due 2027 and $281 million aggregate principal amount tendered and accepted for purchase of outstanding 6.125 percent senior notes due 2028.
•
San Ciprián operations: On April 1, 2025, Alcoa announced the formation of a joint venture between Alcoa and IGNIS Equity Holdings, SL (IGNIS EQT) to support the continued operation of the San Ciprián complex. Under the joint venture agreement, effective March 31, 2025, Alcoa owns a 75 percent interest and continues as the managing operator and IGNIS EQT owns a 25 percent interest. Alcoa and IGNIS EQT contributed $81 (€75) million and $27 (€25) million, respectively, to form the joint venture and fund the operations. Additionally, up to $108 (€100) million may be funded by Alcoa as needed for operations with a priority position in future cash returns. The joint venture agreement allows for the planned restart of the San Ciprián smelter in 2025, a commitment made within the Viability Agreement signed with the employees when the smelter was curtailed in 2021 due to exorbitant energy costs.

2025 Outlook

The following outlook does not include reconciliations of the forward-looking non-GAAP financial measures Adjusted EBITDA and Adjusted Net Income, including transformation, intersegment eliminations and other corporate Adjusted EBITDA; operational tax expense; and other expense; each excluding special items, to the most directly comparable forward-looking GAAP financial measures because it is impractical to forecast certain special items, such as restructuring charges and mark-to-market contracts, without unreasonable efforts due to the variability and complexity associated with predicting the occurrence and financial impact of such special items. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Alcoa expects 2025 total Alumina segment production and shipments to remain unchanged from its prior projection, ranging between 9.5 to 9.7 million metric tons, and between 13.1 and 13.3 million metric tons, respectively. The difference between production and shipments reflects trading volumes and externally sourced alumina to fulfill customer contracts due to the curtailment of the Kwinana refinery.

Alcoa expects 2025 total Aluminum segment production and shipments to remain unchanged from its prior projection, ranging between 2.3 and 2.5 million metric tons, and between 2.6 and 2.8 million metric tons, respectively.

Within the second quarter 2025 Alumina Segment Adjusted EBITDA, the Company expects to maintain the strong level of performance delivered in the first quarter 2025.

For the second quarter 2025, the Aluminum Segment expects sequential unfavorable impacts of $90 million due to U.S. Section 232 tariffs on imports of aluminum from Canada, and $15 million of restart costs for the San Ciprián smelter. Alumina costs in the Aluminum segment are expected to be favorable by $165 million sequentially.

The Company expects Other expenses for the second quarter 2025 to increase approximately $10 million sequentially due to equity investment losses.

Based on current alumina and aluminum market conditions, Alcoa expects second quarter 2025 operational tax benefit to approximate $50 million to $60 million, which may vary with market conditions and jurisdictional profitability.

Conference Call

Alcoa will hold its quarterly conference call at 5:00 p.m. Eastern Daylight Time (EDT) / 7:00 a.m. Australian Eastern Standard Time (AEST) on Wednesday, April 16, 2025 / Thursday, April 17, 2025, to present first quarter 2025 financial results and discuss the business, developments, and market conditions.

The call will be webcast via the Company’s homepage on www.alcoa.com. Presentation materials for the call will be available for viewing on the same website at approximately 4:15 p.m. EDT on April 16, 2025 / 6:15 a.m. AEST on April 17, 2025. Call information and related details are available under the “Investors” section of www.alcoa.com.

Dissemination of Company Information

Alcoa intends to make future announcements regarding company developments and financial performance through its website, www.alcoa.com, as well as through press releases, filings with the Securities and Exchange Commission, conference calls, media broadcasts, and webcasts. The Company does not incorporate the information contained on, or accessible through, its corporate website or such other websites or platforms referenced herein into this press release.

About Alcoa Corporation

Alcoa (NYSE: AA; ASX: AAI) is a global industry leader in bauxite, alumina and aluminum products with a vision to reinvent the aluminum industry for a sustainable future. Our purpose is to turn raw potential into real progress, underpinned by Alcoa Values that encompass integrity, operating excellence, care for people and courageous leadership. Since developing the process that made aluminum an affordable and vital part of modern life, our talented Alcoans have developed breakthrough innovations and best practices that have led to improved safety, sustainability, efficiency, and stronger communities wherever we operate.

Discover more by visiting www.alcoa.com. Follow us on our social media channels: Facebook, Instagram, X, YouTube and LinkedIn.

Cautionary Statement on Forward-Looking Statements

This news release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “aims,” “ambition,” “anticipates,” “believes,” “could,” “develop,” “endeavors,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “potential,” “plans,” “projects,” “reach,” “seeks,” “sees,” “should,” “strive,” “targets,” “will,” “working,” “would,” or other words of similar meaning. All statements by Alcoa Corporation that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding forecasts concerning global demand growth for bauxite, alumina, and aluminum, and supply/demand balances; statements, projections or forecasts of future or targeted financial results, or operating performance (including our ability to execute on strategies related to environmental, social and governance matters); statements about strategies, outlook, and business and financial prospects; and statements about capital allocation and return of capital. These statements reflect beliefs and assumptions that are based on Alcoa Corporation’s perception of historical trends, current conditions, and expected future developments, as well as other factors that management believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa Corporation believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (a) the impact of global economic conditions on the aluminum industry and aluminum end-use markets; (b) volatility and declines in aluminum and alumina demand and pricing, including global, regional, and product-specific prices, or significant changes in production costs which are linked to LME or other commodities; (c) the disruption of market-driven balancing of global aluminum supply and demand by non-market forces; (d) competitive and complex conditions in global markets; (e) our ability to obtain, maintain, or renew permits or approvals necessary for our mining operations; (f) rising energy costs and interruptions or uncertainty in energy supplies; (g) unfavorable changes in the cost, quality, or availability of raw materials or other key inputs, or by disruptions in the supply chain; (h) economic, political, and social conditions, including the impact of trade policies, tariffs, and adverse industry publicity; (i) legal proceedings, investigations, or changes in foreign and/or U.S. federal, state, or local laws, regulations, or policies; (j) changes in tax laws or exposure to additional tax liabilities; (k) climate change, climate change legislation or regulations, and efforts to reduce emissions and build operational resilience to extreme weather conditions; (l) disruptions in the global economy caused by ongoing regional conflicts; (m) fluctuations in foreign currency exchange rates and interest rates, inflation and other economic factors in the countries in which we operate; (n) global competition within and beyond the aluminum industry; (o) our ability to achieve our strategies or expectations relating to environmental, social, and governance considerations; (p) claims, costs, and liabilities related to health, safety and environmental laws, regulations, and other requirements in the jurisdictions in which we operate; (q) liabilities resulting from impoundment structures, which could impact the environment or cause exposure to hazardous substances or other damage; (r) dilution of the ownership position of the Company’s stockholders, price volatility, and other impacts on the price of Alcoa common stock by the secondary listing of the Alcoa common stock on the Australian Securities Exchange; (s) our ability to obtain or maintain adequate insurance coverage; (t) our ability to execute on our strategy to reduce complexity and optimize our asset portfolio and to realize the anticipated benefits from announced plans, programs, initiatives relating to our portfolio, capital investments, and developing technologies; (u) our ability to integrate and achieve intended results from joint ventures, other strategic alliances, and strategic business transactions; (v) our ability to fund capital expenditures; (w) deterioration in our credit profile or increases in interest rates; (x) impacts on our current and future operations due to our indebtedness; (y) our ability to continue to return capital to our stockholders through the payment of cash dividends and/or the repurchase of our common stock; (z) cyber attacks, security breaches, system failures, software or application vulnerabilities, or other cyber incidents; (aa) labor market conditions, union disputes and other employee relations issues; (bb) a decline in the liability discount rate or lower-than-expected investment returns on pension assets; and (cc) the other risk factors discussed in Alcoa’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and other reports filed by Alcoa with the SEC. Alcoa cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks described above and other risks in the market. Neither Alcoa nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements and none of the information contained herein should be regarded as a representation that the forward-looking statements contained herein will be achieved.

Non-GAAP Financial Measures

This news release contains reference to certain financial measures that are not calculated and presented in accordance with generally accepted accounting principles in the United States (GAAP). Alcoa Corporation believes that the presentation of these non-GAAP financial measures is useful to investors because such measures provide both additional information about the operating performance of Alcoa Corporation and insight on the ability of Alcoa Corporation to meet its financial obligations by adjusting the most directly comparable GAAP financial measure for the impact of, among others, “special items” as defined by the Company, non-cash items in nature, and/or nonoperating expense or income items. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. Certain definitions, reconciliations to the most directly comparable GAAP financial measures and additional details regarding management’s rationale for the use of the non-GAAP financial measures can be found in the schedules to this release.

Alcoa Corporation and subsidiaries

Statement of Consolidated Operations (unaudited)

(dollars in millions, except per-share amounts)

	Quarter Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Sales	$3,369	$3,486	$2,599

Cost of goods sold (exclusive of expenses below)	2,438	2,714	2,404
Selling, general administrative, and other expenses	71	80	60
Research and development expenses	12	17	11
Provision for depreciation, depletion, and amortization	148	159	161
Restructuring and other charges, net	5	91	202
Interest expense	53	45	27
Other (income) expenses, net	(26)	42	59
Total costs and expenses	2,701	3,148	2,924

Income (loss) before income taxes	668	338	(325)
Provision for (benefit from) income taxes	120	136	(18)

Net income (loss)	548	202	(307)

Less: Net loss attributable to noncontrolling interest	—	—	(55)

NET INCOME (LOSS) ATTRIBUTABLE TO ALCOA CORPORATION	$548	$202	$(252)

EARNINGS PER SHARE ATTRIBUTABLE TO ALCOA CORPORATION COMMON SHAREHOLDERS(1):
Basic:
Net income (loss)	$2.08	$0.77	$(1.41)
Average number of common shares	258,747,899	258,356,066	179,285,359

Diluted:
Net income (loss)	$2.07	$0.76	$(1.41)
Average number of common shares	260,366,376	260,457,179	179,285,359

(1)
For the quarter ended March 31, 2025, undistributed earnings of $9 were allocated to preferred stock under the two-class method required by GAAP. For the quarter ended December 31, 2024, dividends paid on preferred stock were $1 and undistributed earnings of $2 were allocated to preferred stock under the two-class method required by GAAP.

Alcoa Corporation and subsidiaries

Consolidated Balance Sheet (unaudited)

(in millions)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,202	$1,138
Receivables from customers	1,203	1,096
Other receivables	144	143
Inventories	2,182	1,998
Fair value of derivative instruments	38	25
Prepaid expenses and other current assets(1)	438	514
Total current assets	5,207	4,914
Properties, plants, and equipment	19,982	19,550
Less: accumulated depreciation, depletion, and amortization	13,485	13,161
Properties, plants, and equipment, net	6,497	6,389
Investments	1,011	980
Deferred income taxes	306	284
Fair value of derivative instruments	11	—
Other noncurrent assets(2)	1,542	1,497
Total assets	$14,574	$14,064
LIABILITIES
Current liabilities:
Accounts payable, trade	$1,629	$1,805
Accrued compensation and retirement costs	318	362
Taxes, including income taxes	94	102
Fair value of derivative instruments	258	263
Other current liabilities	665	788
Long-term debt due within one year	75	75
Total current liabilities	3,039	3,395
Long-term debt, less amount due within one year	2,573	2,470
Accrued pension benefits	239	256
Accrued other postretirement benefits	406	412
Asset retirement obligations	683	691
Environmental remediation	169	182
Fair value of derivative instruments	850	836
Noncurrent income taxes	53	9
Other noncurrent liabilities and deferred credits	644	656
Total liabilities	8,656	8,907
MEZZANINE EQUITY
Noncontrolling interest	103	—
EQUITY
Preferred stock	—	—
Common stock	3	3
Additional capital	11,548	11,587
Accumulated deficit	(801)	(1,323)
Accumulated other comprehensive loss	(4,935)	(5,110)
Total equity	5,815	5,157
Total liabilities, mezzanine equity, and equity	$14,574	$14,064

(1)
This line item includes $20 and $43 of current restricted cash at March 31, 2025 and December 31, 2024, respectively.
(2)
This line item includes $68 and $53 of noncurrent restricted cash at March 31, 2025 and December 31, 2024, respectively.

Alcoa Corporation and subsidiaries

Statement of Consolidated Cash Flows (unaudited)

(in millions)

	Three Months Ended March 31,
	2025	2024
CASH FROM OPERATIONS
Net income (loss)	$548	$(307)
Adjustments to reconcile net income (loss) to cash from operations:
Depreciation, depletion, and amortization	148	161
Deferred income taxes	50	(63)
Equity (income) loss, net of dividends	(9)	23
Restructuring and other charges, net	5	202
Net loss from investing activities – asset sales	3	11
Net periodic pension benefit cost	5	3
Stock-based compensation	11	10
(Gain) loss on mark-to-market derivative financial contracts	(5)	2
Other	35	20
Changes in assets and liabilities, excluding effects of divestitures and foreign currency translation adjustments:
Increase in receivables	(85)	(212)
(Increase) decrease in inventories	(155)	71
Decrease (increase) in prepaid expenses and other current assets	87	(6)
Decrease in accounts payable, trade	(206)	(98)
Decrease in accrued expenses	(206)	(22)
(Decrease) increase in taxes, including income taxes	(27)	18
Pension contributions	(12)	(6)
(Increase) decrease in noncurrent assets	(47)	9
Decrease in noncurrent liabilities	(65)	(39)
CASH PROVIDED FROM (USED FOR) OPERATIONS	75	(223)

FINANCING ACTIVITIES
Additions to debt	1,033	965
Payments on debt	(946)	(221)
Dividends paid on Alcoa common stock	(26)	(19)
Payments related to tax withholding on stock-based compensation awards	(5)	(15)
Financial contributions for the divestiture of businesses	(2)	(7)
Contributions from noncontrolling interest	27	61
Distributions to noncontrolling interest	—	(6)
Other	(4)	(4)
CASH PROVIDED FROM FINANCING ACTIVITIES	77	754

INVESTING ACTIVITIES
Capital expenditures	(93)	(101)
Proceeds from the sale of assets	—	1
Additions to investments	(15)	(17)
CASH USED FOR INVESTING ACTIVITIES	(108)	(117)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	12	(6)
Net change in cash and cash equivalents and restricted cash	56	408
Cash and cash equivalents and restricted cash at beginning of year	1,234	1,047
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$1,290	$1,455

Alcoa Corporation and subsidiaries

Segment Information (unaudited)

(dollars in millions, except realized prices; dry metric tons in millions (mdmt); metric tons in thousands (kmt))

	1Q24	2Q24	3Q24	4Q24	2024	1Q25
Alumina:
Bauxite production (mdmt)	10.1	9.5	9.4	9.3	38.3	9.5
Third-party bauxite shipments (mdmt)	1.0	1.5	1.5	2.4	6.4	3.0
Alumina production (kmt)	2,670	2,539	2,435	2,390	10,034	2,355
Third-party alumina shipments (kmt)	2,397	2,267	2,052	2,289	9,005	2,105
Intersegment alumina shipments (kmt)	943	1,025	1,027	1,199	4,194	1,093
Produced alumina shipments (kmt)	2,621	2,595	2,366	2,468	10,050	2,316
Average realized third-party price per metric ton of alumina	$372	$399	$485	$636	$472	$575
Adjusted operating cost per metric ton of produced alumina shipped	$304	$313	$310	$310	$309	$312

Third-party bauxite sales	$64	$96	$93	$128	$381	$243
Third-party alumina sales	897	914	1,003	1,467	4,281	1,220
Intersegment alumina sales	395	457	565	846	2,263	712
Adjusted operating costs(1)	796	814	734	766	3,110	723
Other segment items(2)	421	467	560	959	2,407	788
Segment Adjusted EBITDA(3)	$139	$186	$367	$716	$1,408	$664

Depreciation and amortization	$87	$90	$85	$86	$348	$76
Equity (loss) income	$(11)	$2	$6	$25	$22	$15

Aluminum:
Aluminum production (kmt)	542	543	559	571	2,215	564
Total aluminum shipments (kmt)	634	677	638	641	2,590	609
Produced aluminum shipments (kmt)	550	595	566	566	2,277	567
Average realized third-party price per metric ton of aluminum	$2,620	$2,858	$2,877	$3,006	$2,841	$3,213
Adjusted operating cost per metric ton of produced aluminum shipped	$2,323	$2,256	$2,392	$2,675	$2,410	$2,775

Third-party sales	$1,638	$1,895	$1,802	$1,895	$7,230	$1,901
Intersegment sales	4	3	5	4	16	4
Adjusted operating costs(1)	1,279	1,342	1,353	1,514	5,488	1,574
Other segment items(2)	313	323	274	191	1,101	197
Segment Adjusted EBITDA(3)	$50	$233	$180	$194	$657	$134

Depreciation and amortization	$68	$68	$68	$68	$272	$67
Equity income (loss)	$2	$21	$(11)	$(17)	$(5)	$(6)

Reconciliation of Total Segment Adjusted EBITDA to Consolidated net (loss) income attributable to Alcoa Corporation:
Total Segment Adjusted EBITDA(3)	$189	$419	$547	$910	$2,065	$798
Unallocated amounts:
Transformation(4)	(14)	(16)	(14)	(18)	(62)	(12)
Intersegment eliminations	(8)	(29)	(38)	(156)	(231)	103
Corporate expenses(5)	(34)	(41)	(39)	(46)	(160)	(37)
Provision for depreciation, depletion, and amortization	(161)	(163)	(159)	(159)	(642)	(148)
Restructuring and other charges, net	(202)	(18)	(30)	(91)	(341)	(5)
Interest expense	(27)	(40)	(44)	(45)	(156)	(53)
Other (expenses) income, net	(59)	22	(12)	(42)	(91)	26
Other(6)	(9)	(42)	(27)	(15)	(93)	(4)
Consolidated (loss) income before income taxes	(325)	92	184	338	289	668
Benefit from (provision for) income taxes	18	(61)	(86)	(136)	(265)	(120)
Net loss (income) attributable to noncontrolling interest	55	(11)	(8)	—	36	—
Consolidated net (loss) income attributable to Alcoa Corporation	$(252)	$20	$90	$202	$60	$548

The difference between segment totals and consolidated amounts is in Corporate.

(1)
Adjusted operating costs includes all production related costs for alumina or aluminum produced and shipped: raw materials consumed; conversion costs, such as labor, materials, and utilities; and plant administrative expenses.
(2)
Other segment items include costs associated with trading activity, the Alumina segment’s purchase of bauxite from offtake or other supply agreements, the Alumina segment’s commercial shipping services, and the Aluminum segment’s energy assets; other direct and non-production related charges; Selling, general administrative, and other expenses; and Research and development expenses.
(3)
Alcoa Corporation’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.
(4)
Transformation includes, among other items, the Adjusted EBITDA of previously closed operations.
(5)
Corporate expenses are composed of general administrative and other expenses of operating the corporate headquarters and other global administrative facilities, as well as research and development expenses of the corporate technical center.
(6)
Other includes certain items that are not included in the Adjusted EBITDA of the reportable segments.

Alcoa Corporation and subsidiaries

Calculation of Financial Measures (unaudited)

(in millions, except per-share amounts)

Adjusted Income	Income (Loss)
	Quarter ended
	March 31, 2025	December 31, 2024	March 31, 2024
Net income (loss) attributable to Alcoa Corporation	$548	$202	$(252)

Special items:
Restructuring and other charges, net	5	91	202
Other special items(1)	11	(1)	22
Discrete and other tax items impacts(2)	2	1	—
Tax impact on special items(3)	2	(17)	(60)
Noncontrolling interest impact(3)	—	—	(57)
Subtotal	20	74	107

Net income (loss) attributable to Alcoa Corporation – as adjusted	$568	$276	$(145)

Diluted EPS(4):
Net income (loss) attributable to Alcoa Corporation common shareholders	$2.07	$0.76	$(1.41)

Net income (loss) attributable to Alcoa Corporation common shareholders – as adjusted	$2.15	$1.04	$(0.81)

Net income (loss) attributable to Alcoa Corporation – as adjusted and Diluted EPS – as adjusted are non-GAAP financial measures. Management believes these measures are meaningful to investors because management reviews the operating results of Alcoa Corporation excluding the impacts of restructuring and other charges, various tax items, and other special items (collectively, “special items”). There can be no assurances that additional special items will not occur in future periods. To compensate for this limitation, management believes it is appropriate to consider Net income (loss) attributable to Alcoa Corporation and Diluted EPS determined under GAAP as well as Net income (loss) attributable to Alcoa Corporation – as adjusted and Diluted EPS – as adjusted.

(1) Other special items include the following:

•
for the quarter ended March 31, 2025, a charge for debt settlement expenses ($12), a net favorable change in mark-to-market energy derivative instruments ($5), external costs related to portfolio actions ($3), costs related to the restart process at the San Ciprián, Spain smelter ($2), and a benefit for other special items ($1);
•
for the quarter ended December 31, 2024, a net favorable change in mark-to-market energy derivative instruments ($23), an adjustment to the gain on sale of the Warrick Rolling Mill in Evansville, Indiana for additional site separation costs ($17), external costs related to portfolio actions ($4), and net charges for other special items ($1); and,
•
for the quarter ended March 31, 2024, an adjustment to the gain on sale of the Warrick Rolling Mill in Evansville, Indiana for additional site separation costs ($11), a net unfavorable change in mark-to-market energy derivative instruments ($4), external costs related to portfolio actions ($4), costs related to the restart process at the Warrick Operations site in Indiana ($3), costs related to the restart process at the San Ciprián, Spain smelter ($2), and a net benefit for other special items ($2).

(2) Discrete and other tax items are generally unusual or infrequently occurring items, changes in law, items associated with uncertain tax positions, or the effect of measurement-period adjustments and include the following:

•
for the quarter ended March 31, 2025, a net charge for discrete tax items ($2); and,
•
for the quarter ended December 31, 2024, a net charge for discrete tax items ($1).

(3) The tax impact on special items is based on the applicable statutory rates in the jurisdictions where the special items occurred. The noncontrolling interest impact on special items represents Alcoa’s partner’s share of certain special items.

(4) In any period with a Net loss attributable to Alcoa Corporation (GAAP or as adjusted), the average number of common shares applicable to diluted earnings per share exclude certain share equivalents as their effect is anti-dilutive.

For the quarter ended March 31, 2025, undistributed earnings of $9 and undistributed earnings – as adjusted of $9 were allocated to preferred stock under the two-class method. For the quarter ended December 31, 2024, dividends paid on preferred stock were $1, and undistributed earnings of $2 and undistributed earnings – as adjusted of $3 were allocated to preferred stock under the two-class method.

Alcoa Corporation and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in millions)

Adjusted EBITDA	Quarter ended
	March 31, 2025	December 31, 2024	March 31, 2024

Net income (loss) attributable to Alcoa Corporation	$548	$202	$(252)

Add:
Net loss attributable to noncontrolling interest	—	—	(55)
Provision for (benefit from) income taxes	120	136	(18)
Other (income) expenses, net	(26)	42	59
Interest expense	53	45	27
Restructuring and other charges, net	5	91	202
Provision for depreciation, depletion, and amortization	148	159	161

Adjusted EBITDA	848	675	124

Special items(1)	7	2	8

Adjusted EBITDA, excluding special items	$855	$677	$132

Alcoa Corporation’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. Adjusted EBITDA is a non-GAAP financial measure. Management believes this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa Corporation’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

(1) Special items include the following (see reconciliation of Adjusted Income above for additional information):

•
for the quarter ended March 31, 2025, the mark-to-market contracts associated with the Portland smelter generated gains ($2) in Other (income) expenses, net which economically offset a portion of the cost of power recorded in Cost of goods sold. This non-GAAP reclass presents the net cost of power within Cost of goods sold. This was in addition to external costs related to portfolio actions ($3) and costs related to the restart process at the San Ciprián, Spain smelter ($2);
•
for the quarter ended December 31, 2024, total cost of power associated with the Portland smelter ($4). This was offset by external costs related to portfolio actions ($4) and charges for other special items ($2); and,
•
for the quarter ended March 31, 2024, external costs related to portfolio actions ($4), costs related to the restart process at the Warrick Operations site in Indiana ($3), costs related to the restart process at the San Ciprián, Spain smelter ($2), and a benefit for other special items ($1).

Alcoa Corporation and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in millions)

Free Cash Flow	Quarter ended
	March 31, 2025	December 31, 2024	March 31, 2024
Cash provided from (used for) operations	$75	$415	$(223)

Capital expenditures	(93)	(169)	(101)

Free cash flow	$(18)	$246	$(324)

Free Cash Flow is a non-GAAP financial measure. Management believes this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, which are necessary to maintain and expand Alcoa Corporation’s asset base and are expected to generate future cash flows from operations. It is important to note that Free Cash Flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

Net Debt	March 31, 2025	December 31, 2024
Short-term borrowings	$45	$50
Long-term debt due within one year	75	75
Long-term debt, less amount due within one year	2,573	2,470
Total debt	2,693	2,595

Less: Cash and cash equivalents	1,202	1,138

Net debt	$1,491	$1,457

Net debt is a non-GAAP financial measure. Management believes this measure is meaningful to investors because management assesses Alcoa Corporation’s leverage position after considering available cash that could be used to repay outstanding debt. When cash exceeds total debt, the measure is expressed as net cash.

Alcoa Corporation and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in millions)

Adjusted Net Debt and Proportional Adjusted Net Debt

	March 31, 2025			December 31, 2024
	Consolidated	NCI(1)	Alcoa Proportional	Consolidated	NCI	Alcoa Proportional
Short-term borrowings	$45	$—	$45	$50	$—	$50
Long-term debt due within one year	75	—	75	75	—	75
Long-term debt, less amount due within one year	2,573	—	2,573	2,470	—	2,470
Total debt	2,693	—	2,693	2,595	—	2,595

Less: Cash and cash equivalents	1,202	—	1,202	1,138	—	1,138

Net debt (net cash)	1,491	—	1,491	1,457	—	1,457

Plus: Net pension / OPEB liability	575	—	575	600	—	600

Adjusted net debt (net cash)	$2,066	$—	$2,066	$2,057	$—	$2,057

Net debt is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management assesses Alcoa Corporation’s leverage position after considering available cash that could be used to repay outstanding debt. When cash exceeds total debt, the measure is expressed as net cash.

Adjusted net debt and proportional adjusted net debt are also non-GAAP financial measures. Management believes that these additional measures are meaningful to investors because management also assesses Alcoa Corporation’s leverage position after considering available cash that could be used to repay outstanding debt and net pension/OPEB liability, net of the portion of those items attributable to noncontrolling interest (NCI).

(1)
Cash balances attributable to Noncontrolling interest were excluded as the impact was immaterial.

DWC Working Capital and Days Working Capital

	Quarter ended
	March 31, 2025	December 31, 2024	March 31, 2024
Receivables from customers	$1,203	$1,096	$869

Add: Inventories	2,182	1,998	2,048

Less: Accounts payable, trade	(1,629)	(1,805)	(1,586)

DWC working capital	$1,756	$1,289	$1,331

Sales	$3,369	$3,486	$2,599

Number of days in the quarter	90	92	91

Days working capital(1)	47	34	47

DWC working capital and Days working capital are non-GAAP financial measures. Management believes that these measures are meaningful to investors because management uses its working capital position to assess Alcoa Corporation’s efficiency in liquidity management.

(1)
Days working capital is calculated as DWC working capital divided by the quotient of Sales and number of days in the quarter.

Contacts

Investor Contact:	Yolande Doctor	+1 412 992 5450	Yolande.B.Doctor@alcoa.com
Media Contact:	Courtney Boone	+1 412 527 9792	Courtney.Boone@alcoa.com